UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On November 28, 2016, Farmer Bros. Co. issued the following statement.

All Three Proxy Advisory Firms – ISS, Glass Lewis and Egan-Jones Recommend

that Stockholders Vote “FOR” All Three Farmer Bros. Director Nominees

The Proxy Firms All Agree that the Waite Group’s Nominees are Unqualified and Lack Necessary Experience

Farmer Bros. Urges Stockholders to Protect the Value of Their Investment and Vote “FOR” Farmer Bros’ Director Nominees on the GOLD Proxy Card

FT. WORTH, Texas – November 28, 2016 – Farmer Bros. Co. (NASDAQ: FARM, the “Company” or “Farmer Bros.”) today announced that each of the three of the leading, independent proxy advisory firms – Institutional Shareholder Services (“ISS”), Glass Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) – have recommended that stockholders vote “FOR” all three of Farmer Bros.’ highly qualified and experienced director nominees – Michael H. Keown, Charles F. Marcy and Christopher P. Mottern – on the GOLD proxy card in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on December 8, 2016.

In stating their recommendations that stockholders vote “FOR” Farmer Bros.’ three highly qualified nominees, the proxy advisory firms reached the following conclusions:i

In Support of ALL Three Farmer Bros. Director Nominees

“It seems difficult to dispute the fact that the current board and CEO have been the main driver behind the turnaround of Farmer Bros...having delivered an impressive improvement of the company fundamentals and strong appreciation of the company’s stock, from $11.83 in 2012 to $34.10 in 2016.” (ISS)

“We find that the Company has outperformed peers and the broad market since Mr. Keown was appointed CEO in 2012…the Management Nominees are well qualified for continued service on the board and significantly more qualified than the Dissident Nominees.” (Glass Lewis)

“[W]e believe that voting FOR the management’s nominees…is in the best interest of the Company and its shareholders...We recognize management’s efforts, led by the new CEO Michael H. Keown, in maximizing stockholder value, generating volume and profit growth and building an organization with accountability and sustainability.” (Egan-Jones)

Against the Waite Group’s Nominees

“The dissident has also failed to demonstrate that it is adequately prepared to address any downside risks associated with this contest…none of the members of such a reconstituted board seem to possess any outside board experience or relevant industry knowledge or operational expertise beyond that gained during their years at the company. The lack of relevant experience of certain members of the dissident slate also raises serious concerns as to whether the dissident group’s interests are truly aligned with those of unaffiliated shareholders.” (ISS)

“In this case, we question whether appointing an additional representative of the Farmer family to the board would serve the interests of all shareholders, particularly given that members of the Farmer family appear to be divided over their views of the current management team. Furthermore, in our view, the Dissident slate would not provide any meaningful qualifications or experience that is not already represented on the board.” (Glass Lewis)

“We are not convinced that the Waite Group’s nominees would work to the benefit of the shareholders given their level of industry expertise, public company experience and diversity. We believe that electing the dissident shareholders’ nominees could compromise their independence due to affiliations to the Waite Group… the solicitation being made by the dissidents could disrupt the ongoing efforts of management toward the implementation of the strategic plan.” (Egan-Jones)

Commenting on the consensus from ISS, Glass Lewis and Egan-Jones, Farmer Bros. stated:

The support from ISS, Glass Lewis and Egan-Jones for ALL THREE of Farmer Bros.’ highly qualified and experienced director nominees reaffirms, strongly and clearly, what we have said all along: the current Board is focused on the interests of ALL stockholders and has the right mix of industry expertise, C-level executive leadership experience, operational and financial skills, and company knowledge.

All three proxy advisory firms recognize that under the leadership and direction of Mr. Keown and the current Board, Farmer Bros. continues to successfully execute a turnaround plan that is creating substantial value for ALL stockholders. All three proxy firms also support our view that the Waite Group’s nominees, who lack the qualifications and experience necessary to deliver positive financial results and superior stockholder value, would add no value to the Board. Electing the Waite Group nominees puts your investment at risk by placing control of the Board in the Waite Group’s hands, which would put the Company’s leadership at risk and derail the proven turnaround plan.

We strongly urge stockholders to follow the recommendations of ISS, Glass Lewis and Egan-Jones and protect their investment by voting “FOR” Farmer Bros.’ director nominees – Michael H. Keown, Charles F. Marcy and Christopher P. Mottern – on the GOLD proxy card.

Farmer Bros. reminds stockholders that every vote is important, no matter how many or how few shares it represents. The Company urges all stockholders to use the GOLD proxy card to vote “FOR” the Company’s highly-qualified and experienced director nominees TODAY.

Your Vote Is Important, No Matter How Many Shares You Own

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™ and McGarvey®.

Forward-looking Statements

Certain statements in this communication constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected cost savings relating to the Company’s corporate relocation. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC.

Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Important Additional Information and Where to Find It

Farmer Bros. Co. has filed a definitive proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement, including the schedules and appendices thereto.

THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Farmer Bros. Co., certain of its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Copies of the definitive proxy statement (including any supplements or amendments), the accompanying proxy card, and any other documents filed by the Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Copies are available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.

Additional Information

INVESTOR CONTACT:

Isaac N. Johnston, Jr.

(682) 549-6663

Tom Ball / Mike Verrechia

Morrow Sodali

(203) 658-9400

MEDIA CONTACT:

Kelly Sullivan / Ed Trissel / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

[i]	Permission to use quotations neither sought nor obtained.